Exhibit 99.1

HCP Announces Results for the Fourth Quarter and Year Ended 2017
IRVINE, CA, February 13, 2018 -- HCP (NYSE:HCP) announced results for the fourth quarter and full year ended December 31, 2017.
FOURTH QUARTER 2017 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS

–	Net loss, FFO and FFO as adjusted applicable to common shares were $(0.13), $0.11 and $0.48 per share, respectively

–	Commenced Phase I of Sierra Point, our next major life science development in South San Francisco

–	Entered into a $115 million participating development financing agreement for a high-rise senior living development in downtown Seattle

–	Acquired an 11-asset portfolio of medical office buildings for $151 million

–	Closed on the previously announced $228 million acquisition of the Hayden Research Campus in the Boston life science market

–	As previously announced, closed on a new $2.0 billion unsecured revolving credit facility

–	Recognized an $84 million impairment on our Tandem debt investment

–	Announced Mike McKee to step down from his role as Executive Chairman and retire from HCP's Board of Directors at the upcoming Annual Meeting

–	Named as a 2017 ENERGY STAR Partner of the Year for outstanding efforts to improve our properties' energy efficiency
FULL YEAR 2017 HIGHLIGHTS

–	Net income, FFO and FFO as adjusted applicable to common shares were $0.88, $1.41 and $1.95 per share, respectively

–	Achieved year-over-year Total SPP Cash NOI growth of 3.4%

–
Significantly lowered our Brookdale Senior Living, Inc. ("Brookdale") tenant concentration with $1.6 billion of closed dispositions and entered into additional strategic transactions which, when combined, result in a more diversified senior housing operator portfolio, improved triple-net lease coverage, and a stronger balance sheet

–	Closed $562 million of acquisitions, including our entry into the Boston life science market

–	Enhanced our financial position with $1.4 billion of debt repayments

–	Substantially exited our high-risk mezzanine debt investments, generating proceeds of $500 million

–	Launched sales process for our remaining U.K. investments

–	Executed 4.1 million square feet of leasing across our medical office and life science portfolios

–	Recognized for our continued leadership and performance by several prominent Environmental, Social and Governance ("ESG") benchmarking institutions

–	Enhanced corporate governance by opting out of provisions of the Maryland Unsolicited Takeover Act ("MUTA") and adopting majority-vote standard for stockholder bylaw amendments

FOURTH QUARTER COMPARISON

	Three Months Ended December 31, 2017		Three Months Ended December 31, 2016
(in thousands, except per share amounts)	Amount	Diluted Per Share	Amount	Diluted Per Share	Per Share Change
Net income (loss)(1)	$(59,298)	$(0.13)	$58,440	$0.12	$(0.25)
FFO	$52,884	$0.11	$162,264	$0.35	$(0.24)
Transaction-related items(2)	60,100	0.13	62,016	0.13	—
Other impairments (recoveries), net(3)	84,374	0.18	—	—	0.18
Severance and related charges	1,111	—	2,501	—	—
Loss on debt extinguishments(4)	—	—	46,020	0.10	(0.10)
Litigation costs(5)	8,130	0.02	3,081	0.01	0.01
Casualty-related charges (recoveries), net	2,039	—	—	—	—
Foreign currency remeasurement losses (gains)	(58)	—	318	—	—
Tax rate legislation impact(6)	17,028	0.04	—	—	0.04
FFO as adjusted	$225,608	$0.48	$276,200	$0.59	$(0.11)
FFO as adjusted from QCP	—	—	(26,948)	(0.06)	0.06
Comparable FFO as adjusted(7)	$225,608	$0.48	$249,252	$0.53	$(0.05)
FAD	$182,603		$251,251
_______________________________________

(1)
For the fourth quarter 2017 and 2016, net income includes net gain on sales of real estate of $0.07 per share and $0.14 per share (of which $0.04 per share is reflected in equity income from unconsolidated joint ventures), respectively.

(2)
For the three months ended December 31, 2017, includes $55 million of net non-cash charges related to the right to terminate certain triple-net leases and management agreements in conjunction with the November 2017 Brookdale transaction. For the three months ended December 31, 2016, primarily relates to the spin-off (the "Spin-Off") of Quality Care Properties, Inc. (“QCP”).

(3)	Represents the impairment on our Tandem Health Care mezzanine loan ("Tandem Mezzanine Loan").

(4)	Represents penalties of $46 million from the prepayment of $1.1 billion of senior unsecured notes and $108 million of mortgage debt using proceeds from the Spin-Off.

(5)	For the three months ended December 31, 2017, primarily relates to a legal settlement. For the three months ended December 31, 2016, primarily relates to costs from securities class action litigation.

(6)	Represents the remeasurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act that was signed into legislation on December 22, 2017.

(7)
Represents FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the Spin-Off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the Spin-Off.

FULL YEAR COMPARISON

	Year Ended December 31, 2017		Year Ended December 31, 2016
(in thousands, except per share amounts)	Amount	Diluted Per Share	Amount	Diluted Per Share		Per Share Change
Net income (loss)(1)	$413,013	$0.88	$626,549	$1.34		$(0.46)
FFO	$661,113	$1.41	$1,119,153	$2.39		$(0.98)
Transaction-related items(2)	62,576	0.13	96,586	0.20		(0.07)
Other impairments (recoveries), net(3)	92,900	0.20	—	—		0.20
Severance and related charges	5,000	0.01	16,965	0.04		(0.03)
Loss on debt extinguishments(4)	54,227	0.11	46,020	0.10		0.01
Litigation costs(5)	15,637	0.03	3,081	0.01		0.02
Casualty-related charges (recoveries), net	10,964	0.02	—	—		0.02
Foreign currency remeasurement losses (gains)	(1,043)	—	585	—		—
Tax rate legislation impact(6)	17,028	0.04	—	—		0.04
FFO as adjusted	918,402	$1.95	1,282,390	$2.74		$(0.79)
FFO as adjusted from QCP	—	—	(328,341)	(0.70)	918,402	0.70
Comparable FFO as adjusted(7)	$918,402	$1.95	$954,049	$2.04	—	$(0.09)
FAD	$803,720		$1,215,696		918,402
_______________________________________

(1)
2017 net income includes net gain on sales of real estate of $0.76 per share and 2016 net income includes: (i) net gain on sales of real estate of $0.39 per share (of which $0.04 per share is reflected in equity income from unconsolidated joint ventures) and (ii) $0.04 per share of interest income from monetizing three senior housing development loans.

(2)
For the year ended December 31, 2017, includes $55 million of net non-cash charges related to the right to terminate certain triple-net leases and management agreements in conjunction with the November 2017 Brookdale transaction. For the year ended December 31, 2016, primarily relates to the Spin-Off.

(3)	Represents $144 million of impairments on our Tandem Mezzanine Loan throughout 2017, net of a $51 million impairment recovery upon the sale of our Four Seasons Notes in the first quarter of 2017.

(4)
For the year ended December 31, 2017, represents the premium associated with the prepayment of $500 million of senior unsecured notes. For the year ended December 31, 2016, penalties of $46 million from the prepayment of $1.1 billion of senior unsecured notes and $108 million of mortgage debt using proceeds from the Spin-Off.

(5)
For the year ended December 31, 2017, relates to costs from securities class action litigation and a legal settlement. For the year ended December 31, 2016, primarily relates to costs from securities class action litigation.

(6)	Represents the remeasurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act that was signed into legislation on December 22, 2017.

(7)
Represents FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the Spin-Off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the Spin-Off.

FFO, FFO as adjusted, FAD, Comparable FFO as adjusted, and Total SPP NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See “December 31, 2017 Discussion and Reconciliation of Non-GAAP Financial Measures” for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.

SAME PROPERTY PORTFOLIO OPERATING SUMMARY
The table below outlines the same property portfolio operating results for the quarter and full year:

	Year-Over-Year Total SPP Cash NOI Growth(1)
	Three Months	Full Year
Senior housing triple-net	2.6%	5.6%
Senior housing operating portfolio ("SHOP")(2)	(8.3)%	0.2%
Life science	5.1%	4.2%
Medical office	2.1%	3.0%
Other non-reportable segments ("Other")(3)	1.5%	1.2%
Total Portfolio	1.2%	3.4%
_______________________________________

(1)
Total SPP Cash NOI represents SPP Cash NOI plus our pro rata share of Cash NOI from our unconsolidated joint ventures. See “December 31, 2017 Discussion and Reconciliation of Non-GAAP Financial Measures” for definition, discussion of its uses and inherent limitations, and reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.

(2)
The fourth quarter 2017 SHOP Total SPP Cash NOI growth rate was impacted by: (i) outsized volume purchase rebates recorded in the fourth quarter of 2016 (3.0%); (ii) a portfolio of recently acquired and transitioned assets entering the SPP pool in fourth quarter 2017 prior to reaching stabilized occupancy (2.8%); (iii) an increase in sales and marketing expenses in fourth quarter 2017 to catch up from lower spend during the first half of 2017 and to better position the portfolio for 2018 (2.3%); and (iv) under-accrual by an operator of a utility bill which was provisioned for in fourth quarter 2017 (1.0%). Adjusting for these items, normalized fourth quarter 2017 SHOP Total SPP Cash NOI growth would be 0.8%.

(3)	Other primarily includes our hospitals and U.K. real estate investments.
BROOKDALE TRANSACTIONS UPDATE
In December 2017, we closed on the acquisition of Brookdale’s 10% interest in the RIDEA III joint venture for $32 million. We anticipate closing on both the purchase of Brookdale’s 10% interest in the RIDEA I joint venture for $63 million and the sale of six assets to Brookdale for $275 million near the end of the first quarter 2018.
We continue to expect the sale of our remaining 40% interest in the RIDEA II joint venture to Columbia Pacific Advisors LLC ("CPA") for $332 million to close mid-2018.
In addition, we are in the process of selling or transitioning 36 senior housing operating properties and 32 triple-net leased communities currently operated by Brookdale.
Upon completion, these transactions will significantly reduce our Brookdale concentration, improve lease coverage of our remaining triple-net assets leased to Brookdale, increase tenant diversification in our portfolio, and enhance our balance sheet and credit profile.
DEVELOPMENTS AND ACQUISITIONS
THE COVE AND SIERRA POINT LIFE SCIENCE DEVELOPMENT UPDATE
During 2017, we placed $200 million of development in service at The Cove, our premier $720 million, class-A life science development project in South San Francisco. With Phases I & II of The Cove fully-leased, and strong interest in Phase III of the project, we recently commenced Sierra Point, our next life science development in the South San Francisco market.
Sierra Point is a 600,000 square foot multi-building campus designed to be developed in phases as demand dictates. Phase I will consist of approximately 215,000 square feet with an estimated cost of $220 million and an initial delivery expected in late 2019.
We are the largest life science landlord in South San Francisco with over three million square feet. HCP and its predecessor company have successfully delivered numerous life science developments in South San Francisco since the mid-1990s.

620 TERRY PARTICIPATING DEVELOPMENT FINANCING
In December, we entered into a participating debt financing arrangement with CPA to fund the construction of 620 Terry, a $147 million, 243-unit urban senior living development located in the First Hill neighborhood of Downtown Seattle. We will provide a participating development loan of up to $115 million. Upon expected completion in 2019, 620 Terry will be operated by Leisure Care, LLC, a leading senior housing operator, and offer a mix of independent-living, assisted-living, and memory care units.
ACQUISITIONS
For the fourth quarter, we announced $424 million of acquisitions, bringing our year-to-date total acquisitions to $562 million. Significant transactions during the quarter included:
In November, we acquired The Residence at Watertown Square, a 90-unit senior housing community located in the Boston suburb of Watertown, Massachusetts for $45 million. We own the community in a consolidated joint venture with LCB Senior Living, LLC, a leading senior housing developer and operator focused on the New England region.
In December, we closed on the previously announced $228 million acquisition of the Hayden Research Campus located in the Boston suburb of Lexington. The Hayden acquisition allowed us to enter the Boston life science market with immediate scale and align with a leading local developer, owner and operator, King Street Properties. The 400,000 square foot campus comprises two existing buildings leased to major life science anchor tenants, including subsidiaries of Shire plc and Merck & Co., Inc. Additionally, King Street is currently seeking approvals for the joint venture to develop 209,000 square feet of life science space on the campus. The acquisition complements our sizable San Francisco and San Diego life science portfolios and provides us with an additional market for investment opportunity over time.
In December, we acquired 11 off-campus medical office buildings for $151 million. The 378,000 square foot portfolio is anchored by leading hospitals and was 97% occupied as of December 31, 2017. The portfolio has a weighted average remaining lease term of eight years and an average building age of eight years.
TANDEM DEBT INVESTMENT UPDATE
During our fourth quarter 2017 financial statement close process, we recorded an $84 million impairment on our Tandem debt investment and reduced the carrying value to $105 million. We are actively evaluating and pursuing a range of strategic alternatives from selling our loan position to foreclosing on the collateral. This investment represents our last meaningful exposure to both post-acute/skilled-nursing assets and highly-leveraged mezzanine investments.
BALANCE SHEET UPDATE
As previously announced, in October, we closed on a new $2.0 billion unsecured revolving credit facility. The new facility reduced our funded interest cost by five basis points and has a maturity date of October 19, 2021, plus two six-month extension options at our discretion. Based on our current senior unsecured long-term debt ratings, the facility bears interest annually at LIBOR plus 100 basis points and has a facility fee of 20 basis points. The facility also includes the ability to increase the commitments by an aggregate amount up to $750 million, subject to securing additional commitments.
At December 31, 2017, we had $1.0 billion of liquidity from a combination of cash and availability under our $2.0 billion credit facility and no major senior notes or secured debt maturities until 2019.
EXECUTIVE LEADERSHIP
As previously announced, Mike McKee will step down from his role as Executive Chairman, effective March 1, 2018, and retire from the Board of Directors at HCP's Annual Meeting. To help facilitate a smooth transition, Mr. McKee will work with the Company in a consulting capacity until HCP's Annual Meeting.
Dave Henry, previously the Lead Independent Director, has been appointed to serve as non-executive Chairman.
DIVIDEND
On February 1, 2018, our Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on March 2, 2018 to stockholders of record as of the close of business on February 15, 2018. A copy of the press release is available in the Investor Relations section of our website at http://ir.hcpi.com.

SUSTAINABILITY
HCP’s leadership and performance in ESG standards was recognized by the CDP 2017 Climate Change Program (formerly Carbon Disclosure Project).  We received a score of A- for our disclosure in CDP’s annual investor survey and were named to the Leadership Band. CDP collects and publishes the environmental data on behalf of more than 800 investors with assets of $100 trillion. We were also named a 2017 ENERGY STAR Partner of the Year by the U.S. Environmental Protection Agency and the U.S. Department of Energy for outstanding efforts to improve our properties' energy efficiency.
Additionally, we were included in The Sustainability Yearbook 2018, a listing of the world’s most sustainable companies.  The list is compiled according to the results of RobecoSAM’s annual Corporate Sustainability Assessment, which also determines constituency for the Dow Jones Sustainability Index (“DJSI”) series. HCP was named to the DJSI North America and World indices for the 5th and 3rd consecutive times, respectively, earlier this year.
More information about our sustainability efforts is available on our website at www.hcpi.com/sustainability.
2018 GUIDANCE
For full year 2018, we have established the following guidance ranges:

•	Net income per share applicable to common shares of $0.79 to $0.85

•	FFO per share of $1.73 to $1.79

•	FFO as adjusted per share of $1.77 to $1.83

•	SPP Cash NOI to increase 0.25% to 1.75%

These estimates do not reflect the potential impact from any unannounced future transactions other than capital recycling activities. For additional detail, assumptions, and information regarding these estimates, refer to the “Projected Full Year 2018 SPP Cash NOI” table below, the 2018 Guidance section of our corresponding Supplemental Report, and Discussion and Reconciliation of Non-GAAP Financial Measures, both available in the Investor Relations section of our website at http://ir.hcpi.com.

	Projected Full Year 2018 SPP Cash NOI(1)
	Low	High
Senior housing triple-net	0.50%	1.50%
SHOP	(4.00)%	0.00%
Life science	0.25%	1.25%
Medical office	1.75%	2.75%
Other	0.50%	1.50%
SPP Growth	0.25%	1.75%
_______________________________________

(1)
Effective 2018, unconsolidated joint ventures, including our CCRC joint venture, will be removed from our same property portfolio in order to better align with how management views our business and improve comparability of our results to those of our peers. For additional detail and information, see "2018 Guidance section of the December 31, 2017 Supplemental Report" and "December 31, 2017 Discussion and Reconciliation of Non-GAAP Financial Measures" on the Investor Relations section of our website at http://ir.hcpi.com/.

COMPANY INFORMATION
HCP has scheduled a conference call and webcast for Tuesday, February 13, 2018, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the quarter and year ended December 31, 2017. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 1361246. You may also access the conference call via webcast at www.hcpi.com. This link can be found in the “News and Events” section, which is under “Investor Relations”. Through February 28, 2018, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10116085. Our Supplemental Report for the current period is available, with this earnings release, on our website in the “Financial Information” section under “Investor Relations.”

ABOUT HCP
HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. HCP owns a large-scale portfolio diversified across life science, medical office and senior housing. Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index. For more information regarding HCP, visit www.hcpi.com.

FORWARD-LOOKING STATEMENTS
Statements in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things, (i) all statements under the heading “2018 Guidance,” including without limitation with respect to expected net income, FFO per share, FFO as adjusted per share, SPP Cash NOI and other financial projections and assumptions, including those in the “Projected Full Year 2018 SPP Cash NOI” table in this release, as well as comparable statements included in other sections of this release; (ii) statements regarding the payment of a quarterly cash dividend; (iii) statements regarding leadership changes; and (iv) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, developments, joint venture transactions, capital recycling and financing activities, and other transactions discussed in this release, including without limitation those described under the headings “Brookdale Transactions Update,” "Developments and Acquisitions” and “Tandem Debt Investment Update.” Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants' and operators' leases and borrowers' loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our ability to achieve the benefits of acquisitions and other investments, including those discussed above, within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; our ability to foreclose on collateral securing our real estate-related loans; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic or other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the potential impact of uninsured or underinsured losses; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

CONTACT
Andrew Johns
Vice President – Finance and Investor Relations
949-407-0400

HCP, Inc.
Consolidated Balance Sheets
In thousands, except share and per share data

	December 31, 2017	December 31, 2016
Assets
Real estate:
Buildings and improvements	$11,239,732	$11,692,654
Development costs and construction in progress	447,976	400,619
Land	1,785,865	1,881,487
Accumulated depreciation and amortization	(2,741,695)	(2,648,930)
Net real estate	10,731,878	11,325,830
Net investment in direct financing leases	714,352	752,589
Loans receivable, net	313,326	807,954
Investments in and advances to unconsolidated joint ventures	800,840	571,491
Accounts receivable, net of allowance of $4,425 and $4,459, respectively	40,733	45,116
Cash and cash equivalents	55,306	94,730
Restricted cash	26,897	42,260
Intangible assets, net	410,082	479,805
Assets held for sale, net	417,014	927,866
Other assets, net	578,033	711,624
Total assets	$14,088,461	$15,759,265

Liabilities and Equity
Bank line of credit	$1,017,076	$899,718
Term loans	228,288	440,062
Senior unsecured notes	6,396,451	7,133,538
Mortgage debt	144,486	623,792
Other debt	94,165	92,385
Intangible liabilities, net	52,579	58,145
Liabilities of assets held for sale, net	14,031	3,776
Accounts payable and accrued liabilities	401,738	417,360
Deferred revenue	144,709	149,181
Total liabilities	8,493,523	9,817,957
Commitments and contingencies
Common stock, $1.00 par value: 750,000,000 shares authorized; 469,435,678 and 468,081,489 shares issued and outstanding, respectively	469,436	468,081
Additional paid-in capital	8,226,113	8,198,890
Cumulative dividends in excess of earnings	(3,370,520)	(3,089,734)
Accumulated other comprehensive income (loss)	(24,024)	(29,642)
Total stockholders' equity	5,301,005	5,547,595

Joint venture partners	117,045	214,377
Non-managing member unitholders	176,888	179,336
Total noncontrolling interests	293,933	393,713
Total equity	5,594,938	5,941,308

Total liabilities and equity	$14,088,461	$15,759,265

HCP, Inc.
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)
Revenues:
Rental and related revenues	$255,006	$286,968	$1,071,153	$1,159,791
Tenant recoveries	36,702	34,565	142,496	134,280
Resident fees and services	132,587	186,118	524,275	686,835
Income from direct financing leases	13,701	14,789	54,217	59,580
Interest income	5,263	17,510	56,237	88,808
Total revenues	443,259	539,950	1,848,378	2,129,294

Costs and expenses:
Interest expense	71,882	103,148	307,716	464,403
Depreciation and amortization	136,833	146,927	534,726	568,108
Operating	198,669	195,648	666,251	738,399
General and administrative	21,485	20,600	88,772	103,611
Transaction costs	5,459	3,760	7,963	9,821
Impairments (recoveries), net	84,374	—	166,384	—
Total costs and expenses	518,702	470,083	1,771,812	1,884,342
Other income (expense):
Gain (loss) on sales of real estate, net	33,789	45,093	356,641	164,698
Loss on debt extinguishments	—	(46,020)	(54,227)	(46,020)
Other income (expense), net	(9,303)	(1,410)	31,420	3,654
Total other income (expense), net	24,486	(2,337)	333,834	122,332

Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	(50,957)	67,530	410,400	367,284
Income tax benefit (expense)	(13,297)	(3,372)	1,333	(4,473)
Equity income (loss) from unconsolidated joint ventures	6,330	15,388	10,901	11,360
Income (loss) from continuing operations	(57,924)	79,546	422,634	374,171

Discontinued operations:
Income (loss) before transaction costs and income taxes	—	40,470	—	400,701
Transaction costs	—	(58,256)	—	(86,765)
Income tax benefit (expense)	—	(460)	—	(48,181)
Total discontinued operations	—	(18,246)	—	265,755

Net income (loss)	(57,924)	61,300	422,634	639,926
Noncontrolling interests' share in earnings	(778)	(2,639)	(8,465)	(12,179)
Net income (loss) attributable to HCP, Inc.	(58,702)	58,661	414,169	627,747
Participating securities' share in earnings	(596)	(221)	(1,156)	(1,198)
Net income (loss) applicable to common shares	$(59,298)	$58,440	$413,013	$626,549

Earnings per common share:
Basic	$(0.13)	$0.12	$0.88	$1.34
Diluted	$(0.13)	$0.12	$0.88	$1.34

Weighted average shares used to calculate earnings per common share:
Basic	469,229	467,979	468,759	467,195
Diluted	469,229	468,210	468,935	467,403

HCP, Inc.
Funds From Operations
 In thousands, except per share data
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income (loss) applicable to common shares	$(59,298)	$58,440	$413,013	$626,549
Real estate related depreciation and amortization	136,833	147,415	534,726	572,998
Real estate related depreciation and amortization on unconsolidated joint ventures	12,347	12,696	60,058	49,043
Real estate related depreciation and amortization on noncontrolling interests and other	(3,425)	(5,317)	(15,069)	(21,001)
Other depreciation and amortization	1,646	2,998	9,364	11,919
Loss (gain) on sales of real estate, net	(33,789)	(45,093)	(356,641)	(164,698)
Loss (gain) on sales of real estate, net on unconsolidated joint ventures	(1,430)	(16,118)	(1,430)	(16,332)
Loss (gain) on sales of real estate, net on noncontrolling interests	—	226	—	224
Taxes associated with real estate dispositions(1)	—	7,017	(5,498)	60,451
Impairments (recoveries) of real estate, net	—	—	22,590	—
FFO applicable to common shares	$52,884	$162,264	$661,113	$1,119,153
Distributions on dilutive convertible units	—	—	—	8,732
Diluted FFO applicable to common shares	$52,884	$162,264	$661,113	$1,127,885
Diluted FFO per common share	$0.11	$0.35	$1.41	$2.39
Weighted average shares used to calculate diluted FFO per common share	469,388	468,210	468,935	471,566
Impact of adjustments to FFO:
Transaction-related items(2)	$60,100	$62,016	$62,576	$96,586
Other impairments (recoveries), net(3)	84,374	—	92,900	—
Severance and related charges(4)	1,111	2,501	5,000	16,965
Loss on debt extinguishments(5)	—	46,020	54,227	46,020
Litigation costs(6)	8,130	3,081	15,637	3,081
Casualty-related charges (recoveries), net	2,039	—	10,964	—
Foreign currency remeasurement losses (gains)	(58)	318	(1,043)	585
Tax rate legislation impact(7)	17,028	—	17,028	—
	$172,724	$113,936	$257,289	$163,237
FFO as adjusted applicable to common shares	$225,608	$276,200	$918,402	$1,282,390
Distributions on dilutive convertible units and other	(98)	2,315	6,657	12,849
Diluted FFO as adjusted applicable to common shares	$225,510	$278,515	$925,059	$1,295,239
Per common share impact of adjustments on diluted FFO	$0.37	$0.24	$0.54	$0.35
Diluted FFO as adjusted per common share	$0.48	$0.59	$1.95	$2.74
Weighted average shares used to calculate diluted FFO as adjusted per common share	469,388	474,318	473,620	473,340
FFO as adjusted from QCP	$—	$26,948	$—	$328,341
Diluted Comparable FFO as adjusted applicable to common shares(8)	$225,510	$251,567	$925,059	$966,898
FFO as adjusted from QCP per common share	$—	$(0.06)	$—	$(0.70)
Diluted Comparable FFO as adjusted per common share	$0.48	$0.53	$1.95	$2.04
_______________________________________

(1)
For the year ended December 31, 2017, represents income tax benefit associated with the disposition of real estate assets in our RIDEA II transaction. For the year ended December 31, 2016, represents income tax expense associated with the state built-in gain tax payable upon the disposition of specific real estate assets, of which $49 million relates to the HCRMC real estate portfolio.

(2)
For the three months and year ended December 31, 2017, includes $55 million of net non-cash charges related to the right to terminate certain triple-net leases and management agreements in conjunction with the November 2017 Brookdale transaction. For the three months and year ended December 31, 2016, primarily relates to the Spin-Off.

(3)
For the three months ended December 31, 2017, represents the impairment on our Tandem Health Care mezzanine loan ("Tandem Mezzanine Loan"). For the year ended December 31, 2017, represents $144 million of impairments on our Tandem Mezzanine Loan throughout 2017, net of a $51 million impairment recovery upon the sale of our Four Seasons Notes in the first quarter of 2017.

(4)
For the year ended December 31, 2017, primarily relates to the departure of our former Executive Vice President and Chief Accounting Officer. For the year ended December 31, 2016, primarily relates to the departure of our former President and Chief Executive Officer.

(5)
For the year ended December 31, 2017, represents the premium associated with the prepayment of $500 million of senior unsecured notes. For the three months and year ended December 31, 2016, represents penalties of $46 million from the prepayment of $1.1 billion of senior unsecured notes and $108 million of mortgage debt using proceeds from the Spin-Off.

(6)
For the three months ended December 31, 2017, primarily relates to a legal settlement. For the year ended December 31, 2017, relates to costs from securities class action litigation and a legal settlement. For the three months and year ended December 31, 2016, primarily relates to costs from securities class action litigation. See Note 3 in the Consolidated Financial Statements for the year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K filed with the SEC for additional information.

(7)	Represents the remeasurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act that was signed into legislation on December 22, 2017.

(8)
Represents FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the Spin-Off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the Spin-Off.

HCP, Inc.
Funds Available for Distribution
In thousands
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
FFO as adjusted applicable to common shares	$225,608	$276,200	$918,402	$1,282,390
Amortization of deferred compensation(1)	3,180	2,687	13,510	15,581
Amortization of deferred financing costs	3,428	4,416	14,569	20,014
Straight-line rents	(5,881)	(5,980)	(23,933)	(27,560)
FAD capital expenditures(2)	(44,272)	(27,231)	(124,176)	(93,407)
Lease restructure payments	305	2,124	1,470	16,604
CCRC entrance fees(3)	6,949	4,763	21,385	21,287
Deferred income taxes(4)	(4,967)	(4,714)	(15,490)	(13,692)
Other FAD adjustments	(1,747)	(1,014)	(2,017)	(5,521)
FAD applicable to common shares	$182,603	$251,251	$803,720	$1,215,696
Distributions on dilutive convertible units	—	2,466	—	13,088
Diluted FAD applicable to common shares	$182,603	$253,717	$803,720	$1,228,784
 _______________________________________

(1)
Excludes $0.7 million related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of our former Executive Vice President and Chief Accounting Officer, which is included in the severance and related charges for the year ended December 31, 2017. Excludes $7 million related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of our former President and Chief Executive Officer, which is included in severance and related charges for the year ended December 31, 2016.

(2)	Includes our share of recurring capital expenditures, leasing costs, and tenant and capital improvements from unconsolidated joint ventures.

(3)	Represents our 49% share of non-refundable entrance fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.

(4)
Excludes $17 million of deferred tax expenses, which is included in tax rate legislation impact for the three months and year ended December 31, 2017. Additionally, the year ended December 31, 2017, excludes $1 million of deferred tax benefit from the casualty-related charges, which is included in casualty-related charges (recoveries), net.